EXHIBIT 13.1

CERTIFICATION PURSUANT TO U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, the undersigned, Tan Ho Chen, Chairman and Chief Executive Officer of Chunghwa Telecom Co., Ltd. (the “Company”), and Hank Han-Chao Wang, Chief Financial Officer of the Company, each hereby certifies, to his knowledge, that:

1. The Company’s Annual Report on Form 20-F for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 23, 2005

By:	/s/ Tan Ho Chen
Name:	Tan Ho Chen
Title:	Chairman and Chief Executive Officer

By:	/s/ Hank Han-Chao Wang
Name:	Hank Han-Chao Wang
Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.